Exhibit 16

TIMOTHY L. STEERS                                 The River Forum
CERTIFIED PUBLIC ACCOUNTANT, LLC                  4380 S.W. Macadam, Suite 210
                                                  Portland, Oregon 97239-6404

                                                  Phone: 503/274-6296
                                                  Fax:   503/274-6297
                                                  E-mail: tim@steerscpa.com



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated February 27, 2004 of California Clean Air, Inc. and are in agreement with the statements contained in paragraphs (a)(ii) and (iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                  /s/ TIMOTHY L. STEERS, CPA, LLC
February 27, 2004